EXHIBIT 99
NEWS RELEASE

From: Contact: Corporate Office: Telephone:	Citizens First Bancorp, Inc. Marshall J. Campbell Chairman, President and CEO 525 Water Street Port Huron, MI 48060 (810) 987-8300
Citizens First Bancorp, Inc.
Announces Annual Meeting Date
FOR IMMEDIATE RELEASE:
     PORT HURON, MICHIGAN, FEBRUARY 12, 2008. Citizens First Bancorp, Inc. (Nasdaq:CTZN), the holding company for Citizens First Savings Bank (the “Bank”), announced today that its annual meeting of stockholders will be held on May 22, 2008 at 10:00 a.m., eastern time, at the Harborside Office Center, 1411 Third Street, Port Huron, Michigan. The record date for shareholders entitled to vote at the annual meeting is March 21, 2008.
About Citizens First Bancorp, Inc.
     Citizens First Bancorp, Inc., through its subsidiary Citizens First Savings Bank, currently serves its customers from 24 full service-banking centers in St. Clair, Sanilac, Huron, Lapeer, Macomb and Oakland counties and a loan production office located in Southwestern Florida.